Exhibit 99.3

StorageTek
Q1 2003 Conference Call
Script of Prepared Remarks of Bobby Kocol

Our first quarter demonstrates again the consistent delivery of positive results even during very challenging times. First quarter revenues of $480 million resulted in earnings of $.15 per share, a 150% improvement over Q1 of last year. Incremental revenue, operational efficiencies and expense controls continued to drive expansion in operating margins as well as fortify an already strong balance sheet. The disciplines we’ve embedded in our business model should enable future growth in revenue and earnings throughout the year, and we are very much on track to delivering the financial results we anticipated as we entered 2003.

First quarter revenues were up 5% from Q1 of last year, as reported, but down slightly considering the six and a half percent favorable currency impacts from a weakening dollar. Geographically, North America represented 50% of the total worldwide revenue, Europe approximately 35%, with the Pacific Rim and Latin America making up the rest. North American revenues for Q1 were down 3% over last year. European revenues were up 24% over the same period last year, as reported, and up 5% in constant currencies. Revenues in the Pacific Rim were up 19% as reported, and 10% in constant currencies. Revenues through our indirect channels grew 6% over Q1 of last year, and accounted for roughly half of our total product sales.

First quarter revenues consisted of $281 million in Product sales and $199 million of Service revenue. Within our Products segment for the quarter, total tape sales were $216 million, a 5% decline from the prior year. Disk sales grew 86% to $37 million, and Network sales grew 7% to $20 million. Tape and disk sales in the open systems environments continue to be a greater portion of our product sales as we penetrate the larger UNIX and NT markets. Approximately 60% of tape sales and 70% of disk sales were open systems in Q1.

We had a good start to the year with Service revenue coming in at $199 million, up 14% over Q1 of last year. Keep in mind, our partnership with EDS on secondary storage services commenced at the beginning of Q2 last year, so our quarterly comparisons on revenue will be normalized going forward. Based upon the success we’ve had in deploying resources into new service markets, we believe we have the opportunity to grow the service revenue mid to high single digits for the full year. The service segment is now on pace to be an $800 million dollar business, and as you know, is a very important and predictable revenue stream that provides solid margins and cash flow.

Our expectation for low to mid single digit “total” revenue growth for the year remains intact. While the general economy and geo-political issues remain front-page news, there are several other factors key to achieving revenue growth. Successful new product launches, improving internal sales productivity, channel expansion and continued success in storage services will all play a role in driving any top line growth. On the other hand, at current exchange rates, the favorable impact of currencies on year over year comparisons of revenue will diminish each quarter. Nonetheless, we still remain confident with our guidance for the full year and our first quarter results indicate we are on track.

Switching to margins, we are pleased with another quarter of margin expansion. First quarter “total” gross margins were 44%, an increase of 140 basis points from last year. Product margins for the first quarter improved to 45%, an increase of 250 basis points from last year’s levels. A very important point to make here is that product margins held their ground for the quarter even with indirect channel sales comprising a larger percentage of total product sales as compared to last year. The indirect channel sales accounted for half of our total product sales, up from last year’s Q1 rate of 47%. As we achieve more sales through the indirect channels, which will be smaller products that typically carry lower margins, there should be pressure at the gross margin level. However, a net positive benefit should come through additional operating margin dollars providing incremental profitability. Our efforts last year in driving operational efficiencies and ongoing cost reduction activities continued into the first quarter of this year and clearly contributed to the strength we had in operating margins. Going forward, product mix and channel mix will be the key drivers of product margins. Maintaining “annualized” product margins similar to last year is likely, and a potential to be 100 basis points better is possible.

Service margins for the quarter were flat to last year at 43%, despite a change in the mix of services. In Q1 last year, the maintenance portion of service revenues accounted for approximately 95% of the total in this segment. In Q1 of this year it was less than 90%. We continue to expand our efforts into the growing storage services markets and with further deployment of these initiatives in the upcoming year, we will gain better visibility of future opportunities with respect to revenue and cost. So we are holding to our guidance at this time with respect to service margins on an annualized basis, that being plus or minus a hundred basis points from last year’s levels.

Total operating expenses for the first quarter were $191 million, a slight increase from last year. R&D expenditures were $50 million, down 7% from last year’s levels. Prototype expenses for new product launches were lower in Q1, but should increase in future quarters as we deliver new products and features into the market. With that, we’re expecting R&D to be back around Q4 levels, closer to $52 million per quarter for the rest of 2003. SG&A expenses were $141 million, up 5% from last year. We see no reason to change our guidance from what we’ve indicated in the past. With low to mid single digit revenue growth, we should be able to lower our SG&A ratio for the full year 2003 to somewhere between 26 and 27% percent of revenues. And finally, net interest income added $2 million to pre-tax earnings, and our tax rate decreased by 2 percentage points from last year to 30%.

The first quarter once again provided evidence of a constantly improving balance sheet and cash flow. You’ll notice that for the first time we’re now providing a cash flow statement in our earnings release. Cash balances increased $61 million in the quarter to $719 million, roughly a 50% increase from a year ago. We remain basically debt-free. Cash flow from operations was $63 million for the quarter. And with an ailing economy, we continue to focus on past due accounts to ensure collection. Inventory levels increased slightly to $146 million, some of which was done intentionally as we were concerned about shipments of products due to the conflict in Iraq. We’re also analyzing second quarter build schedules in order to mitigate any SARS related issues with our suppliers. Inventory turns were still 4.2 for the quarter, flat to last year’s levels.

As I indicated earlier, financial strength at StorageTek, even during an economic downturn, is a “huge” advantage for us. Customers continue to tell me that the companies they will buy from must have long-term financial stability before any significant technology investments are made with them. With StorageTek, that item is easily cleared on their checklist. I’m extremely proud of the entire StorageTek team for their continued emphasis on asset management and the balance sheet. We’re actively working various operational disciplines that impact the balance sheet in order to drive further improvements in our return on assets.

In summary, we delivered another solid quarter with margin expansion and earnings improvement. The balance sheet continues to strengthen. Cash continues to be generated. We’re seeing revenue growth in areas where we are placing emphasis. We are confident with our business model. We are convinced of our strategy to provide full solutions for our customers through Information Lifecycle Management. And we look forward to continued success and growth throughout the year.